UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2007

Catcher Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50299	62-0201385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44084 Riverside Parkway, Suite 320

Lansdowne, Virginia 20176

(Address of Principal Executive Offices, including zip code)

(703) 723-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As discussed further below under Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers, on February 1, 2007, Catcher, Inc., the wholly owned subsidiary of Catcher Holdings, Inc., entered into an Executive Employment Agreement, dated December 7, 2006, with Denis McCarthy, the Company’s Chief Financial Officer.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported above under Item 1.01, Entry into a Material Definitive Agreement, on February 1, 2007, Catcher, Inc. (“Catcher”), the wholly owned subsidiary of Catcher Holdings, Inc., entered into an Executive Employment Agreement (the “Employment Agreement”), dated December 7, 2006, with Denis McCarthy, the Company’s Chief Financial Officer. Under the Employment Agreement, the Company will pay Mr. McCarthy an annual base salary of $200,000 and he will be eligible to receive an annual bonus between fifty percent (50%) and one hundred percent (100%) of such annual base salary based on achievement of goals and objectives established by the Company. In addition, pursuant to the Employment Agreement, the Company granted Mr. McCarthy an option to purchase 200,000 shares of the Company’s Common Stock a price per share of $0.99 (the “Stock Option”) and 50,000 shares of restricted common stock (the “Restricted Stock”), each in accordance with the Company’s 2005 Stock Incentive Plan (the “Plan”). 1/3 of the shares subject to the Stock Option will vest on February 1, 2008 and 1/36 of the shares subject to the Stock Option will vest each month thereafter for the next 24 months, subject to earlier termination following the cessation of Mr. McCarthy’s service with the Company or termination for Cause (as defined in the Plan). In addition, the vesting of the Stock Option will accelerate upon the occurrence of a Change in Control or Corporate Transaction (as those terms are defined in the Plan). 1/2 of the Restricted Shares will vest on February 1, 2008 and the remaining 1/2 will vest on February 1, 2009. The Employment Agreement is for an indefinite period of time and is terminable by either party without any advance notice.

The description of the terms of the Employment Agreement set forth above is incorporated herein by reference and qualified in its entirety by reference to the Executive Employment Agreement which is filed with this current report as Exhibit 10.33. The description of the terms of the Plan is qualified in its entirety by reference to the Company’s 2005 Stock Incentive Plan attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on October 27, 2005.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.33	Executive Employment Agreement, dated as of December 7, 2006 by and between Catcher, Inc. and Denis McCarthy.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATCHER HOLDINGS, INC.

February 6, 2007	By:	/s/ Denis McCarthy
Denis McCarthy
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.33	Executive Employment Agreement, dated as of December 7, 2006 by and between Catcher, Inc. and Denis McCarthy.

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